                                                                    EXHIBIT 10.5

                          [AUSTRALIAN CREDIT AGREEMENT]


================================================================================


                                CREDIT AGREEMENT

                            dated as of June 3, 2002

                                      among

                             APACHE ENERGY LIMITED,

                            THE LENDERS PARTY HERETO,

                              JPMORGAN CHASE BANK,
                         as Global Administrative Agent,

                             BANK OF AMERICA, N.A.,
                          as Global Syndication Agent,

                                 CITIBANK, N.A.,
                         as Global Documentation Agent,

                             CITISECURITIES LIMITED,
                       as Australian Administrative Agent,

                    BANK OF AMERICA, N.A., SYDNEY BRANCH, and
                        DEUTSCHE BANK AG, SYDNEY BRANCH,
                      as Australian Co-Syndication Agents,

                                       and

                            ROYAL BANK OF CANADA and
                         BANK ONE, NA, AUSTRALIA BRANCH,
                     as Australian Co-Documentation Agents,

                                  ------------

                          J.P. MORGAN SECURITIES INC.,
                       BANC OF AMERICA SECURITIES, LLC and
                           SALOMON SMITH BARNEY INC.,
                as Global Co-Lead Arrangers and Joint Bookrunners

================================================================================

                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE I.       DEFINITIONS............................................................................ 1

         SECTION 1.1   Defined Terms.................................................................... 1

         SECTION 1.2   [Intentionally omitted]..........................................................13

         SECTION 1.3   Terms Generally..................................................................13

         SECTION 1.4   Accounting Terms; GAAP...........................................................13

ARTICLE II.      THE CREDITS............................................................................14

         SECTION 2.1   Commitments......................................................................14

         SECTION 2.2   Loans and Borrowings.............................................................14

         SECTION 2.3   Requests for Borrowings..........................................................14

         SECTION 2.4   [Intentionally omitted]..........................................................15

         SECTION 2.5   Funding of Borrowings............................................................15

         SECTION 2.6   Extension of Maturity Date and of Commitments....................................16

         SECTION 2.7   Interest Elections...............................................................17

         SECTION 2.8   Termination and Reduction of Commitments.........................................18

         SECTION 2.9   Repayment of Loans; Evidence of Debt.............................................19

         SECTION 2.10  Prepayment of Loans..............................................................20

         SECTION 2.11  Fees.............................................................................20

         SECTION 2.12  Interest.........................................................................21

         SECTION 2.13  Alternate Rate of Interest.......................................................21

         SECTION 2.14  Increased Costs..................................................................22

         SECTION 2.15  Break Funding Payments...........................................................23

         SECTION 2.16  Taxes............................................................................23

         SECTION 2.17  Payments Generally; Pro Rata Treatment; Sharing of Set-offs......................24

         SECTION 2.18  Mitigation Obligations; Replacement of Lenders...................................26

         SECTION 2.19  Currency Conversion and Currency Indemnity.......................................26

         SECTION 2.20  Additional Borrowers.............................................................27

ARTICLE III.     REPRESENTATIONS AND WARRANTIES.........................................................28

         SECTION 3.1   Organization.....................................................................28

         SECTION 3.2   Authorization and Validity.......................................................29

         SECTION 3.3   Government Approval and Regulation...............................................29

         SECTION 3.4   Superannuation Scheme............................................................29

         SECTION 3.5   Regulation U.....................................................................29

         SECTION 3.6   Taxes............................................................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                      PAGE
         SECTION 3.7  Subsidiaries; Restricted Subsidiaries............................................30

ARTICLE IV.      CONDITIONS............................................................................30

         SECTION 4.1  Effectiveness....................................................................30

         SECTION 4.2  All Loans........................................................................32

ARTICLE V.       AFFIRMATIVE COVENANTS.................................................................32

         SECTION 5.1  Financial Reporting and Notices..................................................32

         SECTION 5.2  Compliance with Laws.............................................................33

         SECTION 5.3  Maintenance of Properties........................................................33

         SECTION 5.4  Insurance........................................................................34

         SECTION 5.5  Books and Records................................................................34

         SECTION 5.6  Minimum Book Value for Assets of Parent and Its Restricted Subsidiaries..........34

         SECTION 5.7  Use of Proceeds..................................................................34

         SECTION 5.8  Borrowing Request................................................................34

ARTICLE VI.      FINANCIAL COVENANTS...................................................................35

         SECTION 6.1  Minimum Tangible Net Worth.......................................................35

         SECTION 6.2  Ratio of Total Debt to Capital...................................................35

ARTICLE VII.     NEGATIVE COVENANTS....................................................................35

         SECTION 7.1  Liens............................................................................35

         SECTION 7.2  Mergers..........................................................................37

         SECTION 7.3  Asset Dispositions...............................................................37

         SECTION 7.4  Transactions with Affiliates.....................................................37

         SECTION 7.5  Restrictive Agreements...........................................................37

         SECTION 7.6  Guaranties.......................................................................37

ARTICLE VIII.    EVENTS OF DEFAULT.....................................................................37

         SECTION 8.1  Listing of Events of Default.....................................................37

         SECTION 8.2  Action if Administration, Winding Up, Arrangements and Insolvency................39

         SECTION 8.3  Action if Other Event of Default.................................................40

ARTICLE IX.      AGENTS................................................................................40

ARTICLE X.       MISCELLANEOUS.........................................................................42

         SECTION 10.1 Notices..........................................................................42

         SECTION 10.2 Waivers; Amendments..............................................................44

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                      PAGE
         SECTION 10.3  Expenses; Indemnity; Damage Waiver...............................................45

         SECTION 10.4  Successors and Transferees.......................................................46

         SECTION 10.5  Survival.........................................................................48

         SECTION 10.6  Counterparts; Integration; Effectiveness.........................................48

         SECTION 10.7  Severability.....................................................................49

         SECTION 10.8  Right of Setoff..................................................................49

         SECTION 10.9  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.......................49

         SECTION 10.10 Headings.........................................................................50

         SECTION 10.11 Confidentiality..................................................................50

         SECTION 10.12 Interest Rate Limitation.........................................................51

         SECTION 10.13 Joint and Several Obligations....................................................52

         SECTION 10.14 NO ORAL AGREEMENTS...............................................................52

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of June 3, 2002, is among APACHE ENERGY LIMITED (ACN 009 301 964), a corporation organized under the laws of the State of Western Australia, Australia ("Apache Energy Limited" and together with each other Person that becomes an Additional Borrower pursuant to Section 2.20, the "Borrower"), the LENDERS (as defined below) party hereto, JPMORGAN CHASE BANK, as Global Administrative Agent, BANK OF AMERICA, N.A., as Global Syndication Agent, CITIBANK, N.A., as Global Documentation Agent, CITISECURITIES LIMITED (ABN 51 008 489 610), as Australian Administrative Agent, BANK OF AMERICA, N.A., SYDNEY BRANCH (ARBN 064 874 531) and DEUTSCHE BANK AG, SYDNEY BRANCH (ABN 13 064 165 162), as Australian Co-Syndication Agents, and ROYAL BANK OF CANADA (ABN 86 076 940 880) and BANK ONE, NA, AUSTRALIA BRANCH (ARBN 065 752 918), as Australian Co-Documentation Agents.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

         SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Accepting Lenders" is defined in Section 2.6(c).

         "Additional Borrower" means any Person which becomes a Borrower under this Agreement pursuant to Section 2.20.

         "Additional Borrower Counterpart" is defined in Section 2.20.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Global Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agents" means each of the Global Administrative Agent, the Global Syndication Agent, the Global Documentation Agent, the Australian Administrative Agent, the Australian Co-Syndication Agents and the Australian Co-Documentation Agents.

         "Agreed Currency" is defined in Section 2.19(a).

         "Agreement" means this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Apache Energy Limited" means Apache Energy Limited (ACN 009 301 964), a corporation organized under the laws of the State of Western Australia, Australia.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day, (i) with respect to any Loan, the applicable rate per annum set forth below under the caption "Eurodollar Margin" plus the Commitment Utilization Margin, if any, or (ii) with respect to the Facility Fees payable hereunder, the applicable rate per annum set forth below under the caption "Facility Fee", in either case, based upon the ratings by Moody's, S&P and Fitch, respectively, applicable on such date to the Index Debt:

                                                           Facility Fee (in basis       Eurodollar Margin (in basis
                 Index Debt Ratings:                               points)                        points)
                 -------------------                       -----------------------      ---------------------------
Category 1:      A/A2                                               8.00                          27.00

Category 2:      A-/A3                                             10.00                          30.00

Category 3:      BBB+/Baa1                                         12.50                          37.50

Category 4:      BBB/Baa2                                          15.00                          45.00

Category 5:      BBB-/Baa3                                         20.00                          65.00

Category 6:      < BBB-/Baa3                                       25.00                          75.00

         For purposes of the foregoing, (i) if either Moody's, S&P or Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's, S&P and Fitch for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the highest two ratings, unless the highest two ratings shall fall within different Categories in which case the Applicable Rate shall be based on the lower of the highest two ratings; and (iii) if the ratings established or deemed to have been established by Moody's, S&P and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. Changes in the Applicable Rate will occur automatically without prior notice.

         "Australian Administrative Agent" means Citisecurities Limited (ABN 51 008 489 610) in its capacity as Australian administrative agent for the lenders party to the Australian Credit Agreement and any successor thereto.

         "Australian Co-Documentation Agents" means Royal Bank of Canada (ABN 86 076 940 880) and Bank One, NA, Australia Branch (ARBN 065 752 918), each in its capacity as Australian Co-Documentation Agent for the Lenders hereunder.

         "Australian Co-Syndication Agents" means Bank of America, N.A., Sydney Branch (ARBN 064 874 531) and Deutsche Bank AG, Sydney Branch (ABN 13 064 165
162), each in its capacity as Australian Co-Syndication Agent for the Lenders hereunder.

         "Authorized Officer" means, with respect to any Borrower, the Chairman, the Vice Chairman, the President, the Executive Vice President and Chief Financial Officer and the Vice President and Treasurer of such Borrower, and any officer or employee of such Borrower specified as such to the Australian Administrative Agent and the Global Administrative Agent in writing by any of the aforementioned officers of such Borrower, or, with respect to Parent, the Chairman, the President, the Executive Vice President and Chief Financial Officer and the Vice President and Treasurer of Parent, and any officer or employee of Parent specified as such to the Australian Administrative Agent and the Global Administrative Agent in writing by any of the aforementioned officers of Parent.

         "Availability Period" means, with respect to any Lender, the period from and including the Global Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitment of such Lender; provided, however, that no Commitment of any Lender shall terminate prior to the Maturity Date except as provided in Sections 2.6, 2.8, 4.1, 8.2, 8.3 and 10.4.

         "Borrower" means Apache Energy Limited and each other Person that becomes an Additional Borrower pursuant to Section 2.20.

         "Borrowing" means Loans made or continued on the same date and as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by Borrower for a Borrowing in accordance with Section 2.3, in substantially the form of Exhibit E or any other form approved by the Australian Administrative Agent and the Global Administrative Agent.

         "Business Day" means a weekday on which (a) (for the purpose of determining the LIBO Rate under the second sentence of the definition of "LIBO Rate") the relevant financial markets are open in London; (b) (except for the purpose stated in paragraph (a)) banks are open for business in Sydney and Melbourne; and (c) in the case where a payment is to be made, banks are open for business in New York City, Sydney and Melbourne.

         "Canadian Administrative Agent" means Royal Bank of Canada in its capacity as Canadian administrative agent for the lenders party to the Canadian Credit Agreement and any successor thereto.

         "Canadian Borrower" means Apache Canada Ltd., a corporation organized under the laws of the Province of Alberta, Canada, and each other Person that becomes a borrower under the Canadian Credit Agreement.

         "Canadian Credit Agreement" means that certain Credit Agreement of even date herewith among the Canadian Borrower, the Canadian Lenders, the Global Administrative Agent, the Canadian Administrative Agent, The Bank of Nova Scotia and The Toronto-Dominion Bank, as Canadian co-syndication agents, and BNP Paribas (Canada) and Bayerische Landesbank Girozentrale, as Canadian co-documentation agents, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Canadian Lenders" means the financial institutions listed on the signature pages of the Canadian Credit Agreement and their respective successors and assigns.

         "Canadian Loan Documents" means the Canadian Credit Agreement, any notes, any guaranties, any assignment agreements, and the agreement with respect to fees, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

         "Capital" means the consolidated shareholder's equity of Parent and its Subsidiaries plus the consolidated Debt of Parent and its Subsidiaries.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et. seq., as amended from time to time.

         "Certificate of Extension" means a certificate of Parent and Borrower, executed by an Authorized Officer and delivered to the Global Administrative Agent and the Australian Administrative Agent, in a form acceptable to the Global Administrative Agent and the Australian Administrative Agent, which requests an extension of the then scheduled Maturity Date pursuant to Section 2.6.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Combined Commitments" means the commitment of each Combined Lender under the Combined Credit Agreements, as such commitment may be reduced, increased or terminated from time to time pursuant to the Combined Loan Documents and, if any such commitments are no longer in effect under any Combined Credit Agreement, the aggregate unpaid principal amount of the outstanding loans for which the applicable commitment is no longer in effect under such Combined Credit Agreement. The initial amount of each Combined Lender's Commitment is set forth on Schedule 2.1 to the applicable Combined Credit Agreement, or in a Assignment and Acceptance (as defined in the U.S. Credit Agreement, the Canadian Credit Agreement and the 364-Day Credit Agreement) or in a Substitution Certificate or pursuant to which such Combined Lender shall have assumed its Combined Commitment, as applicable. The initial aggregate amount of the Combined Lenders' Combined Commitments is $1,500,000,000.

         "Combined Commitment Utilization" means, for any period, the ratio of
(i) the aggregate principal amount of then outstanding Combined Loans (other than any Competitive Loans (as defined in the U.S. Credit Agreement)) to (ii) the then aggregate amount of the Combined Commitments.

         "Combined Credit Agreements" means this Agreement, the U.S. Credit Agreement, the Canadian Credit Agreement and the 364-Day Credit Agreement.

         "Combined Lenders" means the Lenders hereunder, the U.S. Lenders, the Canadian Lenders and the 364-Day Lenders.

         "Combined Loan Documents" means the Loan Documents, the U.S. Loan Documents, the Canadian Loan Documents and the 364-Day Loan Documents.

         "Combined Loans" means the loans made by the Combined Lenders to Borrower, U.S. Borrower, the 364-Day Borrower and Canadian Borrower pursuant to the Combined Loan Documents.

         "Combined Required Lenders" means Combined Lenders having in the aggregate 51% of the aggregate total Combined Commitments under the Combined Loan Documents.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) reduced or increased from time to time pursuant to
Section 2.6 or pursuant to assignments by or to such Lender pursuant to Section
10.4 and (c) terminated pursuant to Sections 4.1, 8.2 or 8.3. The amount of the Commitment represents such Lender's maximum Credit Exposure hereunder. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or in the Substitution Certificate pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $150,000,000.

         "Commitment Utilization Margin" means, on any date, if the Combined Commitment Utilization is less than 33%, then an amount equal to zero basis points per annum (0 bps) and, if the Combined Commitment Utilization is greater than or equal to 33%, then an amount equal to 12.5 basis points per annum. Changes in the Commitment Utilization Margin will occur automatically without prior notice.

         "Consolidated Tangible Net Worth" means (i) the consolidated shareholder's equity of Parent and its Subsidiaries (determined in accordance with GAAP), less (ii) the amount of consolidated intangible assets of Parent and its Subsidiaries, plus (iii) the aggregate amount of any non-cash write downs, on a consolidated basis, by Parent and its Subsidiaries during the term hereof.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans at such time.

         "Debt" of any Person means indebtedness, including capital leases, shown as debt on a consolidated balance sheet of such Person prepared in accordance with GAAP.

         "Declining Lenders" is defined in Section 2.6(c).

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Environmental Laws" means all applicable federal, state, provincial, territorial or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety, protection of the environment and planning (including, for example and without limitation, the Environmental Protection Act 1986 (WA), Explosives & Dangerous Goods Act 1961 (WA), Mining Act (WA), Clean Air Act 1961 (NSW), Clean Water Act 1970 (NSW), Noise Control Act 1975 (NSW), Dangerous Goods Act 1975
(NSW), Environmentally Hazardous Chemicals Act 1985 (NSW), Waste Minimisation & Management Act 1995 (NSW), Environmental Offenses & Penalties Act 1989 (NSW), Pollution Act 1970 (NSW), Environmental Planning & Assessment Act 1979 (NSW) and the Environmental Protection (Impact of Proposals) Act of 1974 Commonwealth of Australia).

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Event of Default" has the meaning assigned to such term in Article
VIII.

         "Excluded Taxes" means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by Australia, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by Australia or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.16(a).

         "Existing Global Credit Facilities" means (i) that certain Credit Agreement [U.S. Credit Agreement], dated as of June 12, 1997, among Apache Corporation, the lenders party thereto, The Chase Manhattan Bank, as global administrative agent, and the other agents party thereto, (ii) that certain Credit Agreement [Australian Credit Agreement], dated as of June 12, 1997, among Apache Energy Limited (CAN 009 301 964) and Apache Oil Australia Pty. Limited (ACN 050 611 688), the lenders party thereto, The Chase Manhattan Bank, as global administrative agent, and the other agents party thereto, (iii) that certain Credit Agreement [Canadian Credit Agreement], dated as of June 12, 1997, among Apache Canada Ltd., the lenders party thereto, The Chase Manhattan Bank, as global administrative agent, and the other agents party thereto, and (iv) that certain 364-Day Credit Agreement, dated as of July 14, 2000, among Apache Corporation, the lenders party thereto, Citibank, N.A., as administrative agent, and the other agents party thereto.

         "Facility Fee" is defined in Section 2.11.

         "Fitch" means Fitch, Inc. and any affiliate or successor thereto that is a nationally recognized rating agency in the United States.

         "Foreign Lender" means any Lender that is not a resident in Australia for purposes of, the Income Tax Assessment Act 1936 (Cth). For purposes of this definition, Australia and each State thereof shall be deemed to constitute a single jurisdiction.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent financial statements of Parent, Borrower and their Subsidiaries delivered to the Lenders pursuant hereto.

         "Global Administrative Agent" means JPMorgan Chase Bank, in its capacity as global administrative agent for the Combined Lenders.

         "Global Documentation Agent" means Citibank, N.A., in its capacity as global documentation agent for the Combined Lenders.

         "Global Effective Date" means a date agreed upon by Parent, Borrower, the Australian Administrative Agent and the Global Administrative Agent as the date on which the conditions specified in Section 4.1 of each Combined Credit Agreement are satisfied (or waived in accordance with Section 10.2 of each Combined Credit Agreement).

         "Global Effectiveness Notice" means a notice and certificate of Parent and Borrower properly executed by an Authorized Officer of Parent and Borrower, respectively, addressed to the Combined Lenders and delivered to the Global Administrative Agent and the Australian Administrative Agent, in sufficient number of counterparts to provide one for each such lender and each agent under each Combined Credit Agreement, whereby Parent certifies satisfaction of all the conditions precedent to the effectiveness under Section 4.1 of each Combined Credit Agreement.

         "Global Syndication Agent" means Bank of America, N.A., in its capacity as global syndication agent for the Combined Lenders.

         "Governmental Authority" means the government of Australia, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guaranty" means that certain Deed of Guaranty, dated as of June 3, 2002, by Parent in favor of the Lenders and the other Lender Parties (as defined therein), in substantially the form of Exhibit F or any other form approved by the Global Administrative Agent and the Australian Administrative Agent, as such Guaranty may from time to time be amended, supplemented, restated, reaffirmed or otherwise modified.

         "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act; or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

         "Indebtedness" of any Person means all (i) Debt, and (ii) guaranties or other contingent obligations in respect of the Debt of any other Person.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of Parent that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Interest Election Request" means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.7, in substantially the form of Exhibit E or any other form approved by the Global Administrative Agent and the Australian Administrative Agent.

         "Interest Payment Date" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period.

         "Interest Period" means the period commencing on the date of any Borrowing and ending on the numerically corresponding day, or, with the consent of the Australian Administrative Agent, such other day, in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Judgment Currency" is defined in Section 2.19(b).

         "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to Section 10.4 (including any commercial lending institution becoming a party hereto pursuant to a Substitution Certificate) or otherwise by operation of law, other than any such Person that ceases to be a party hereto pursuant to a Substitution Certificate.

         "LIBO Rate" means, with respect to any Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as reasonably determined by the Global Administrative Agent, the Australian Administrative Agent and Borrower from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Global Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind, granted or created to secure Indebtedness; provided, however, that, with respect to any prohibitions of Liens on Property, the following transactions shall not be deemed to create a Lien to secure Indebtedness; (i) production payments (as such term is used in the United States) and (ii) liens required by statute and created in favor of Australian governmental entities to secure partial, progress, advance, or other payments intended to be used primarily in connection with air or water pollution control.

         "Loan Document" means this Agreement, the Guaranty, any Borrowing Request, any Interest Election Request, any Certificate of Extension, any Substitution Certificate, any

Additional Borrower Counterpart, any election notice, the agreement with respect to fees described in Section 2.11(b) and each other agreement, document or instrument delivered by Borrower or any other Person in connection with this Agreement, as such may be amended from time to time.

         "Loans" means the loans made by the Lenders to Borrower pursuant to this Agreement which bear interest at a rate determined by reference to the LIBO Rate.

         "Material Adverse Effect" means, as to any matter, that such matter could reasonably be expected to materially and adversely affect the assets, business, properties, condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole. No matter shall be considered to result, or be expected to result, in a Material Adverse Effect unless such matter causes Parent and its Subsidiaries, on a consolidated basis, to suffer a loss or incur a cost equal to at least ten percent (10%) of Parent's Consolidated Tangible Net Worth.

         "Maturity Date" means the Original Maturity Date, or such other later date as may result from any extension requested by Borrower and Parent and consented to by some or all of the Lenders pursuant to Section 2.6.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency in the United States.

         "Obligations" means, at any time, the sum of (i) the outstanding principal amount of any Loans plus (ii) all accrued and unpaid interest and Facility Fees plus (iii) all other obligations of Borrower or any Subsidiary to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

         "Original Maturity Date" means June 3, 2007.

         "Other Currency" is defined in Section 2.19(a).

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "Parent" means Apache Corporation, a corporation organized under the laws of the State of Delaware.

         "Person" means any natural person, corporation, limited liability company, unlimited liability company, joint venture, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Property" means (i) any property owned or leased by Borrower or any Subsidiary, or any interest of Borrower or any Subsidiary in property, which is considered by Borrower to be capable of producing oil, gas, or minerals in commercial quantities, (ii) any interest of Borrower or any Subsidiary in any refinery, processing or manufacturing plant owned or leased by Borrower or any manufacturing plant owned or leased by Borrower or any Subsidiary, (iii) any interest of Borrower or any Subsidiary in all present and future oil, gas, other liquid and gaseous hydrocarbons, and other minerals now or hereafter produced from any other Property or to which Borrower or any Subsidiary may be entitled as a result of its ownership of any Property, and (iv) all real and personal assets owned or leased by Borrower or any Subsidiary used in the drilling, gathering, processing, transportation, or marketing of any oil, gas, and other hydrocarbons or minerals, except (a) any such real or personal assets related thereto employed in transportation, distribution or marketing or (b) any interest of Borrower or any Subsidiary in, any refinery, processing or manufacturing plant, or portion thereof, which property described in clauses (a) or (b), in the opinion of the Board of Directors of Borrower, is not a principal plant or principal facility in relation to the activities of Borrower and its Subsidiaries taken as a whole.

         "Register" has the meaning set forth in Section 10.4.

         "Regulation U" means any of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States from time to time in effect and shall include any successor or other regulations or official interpretations of said Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System or any successor Person.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Replacement Lenders" is defined in Section 2.6(c)(ii).

         "Required Lenders" means Lenders having in the aggregate 51% of the aggregate total Commitments, or, if the Commitments have been terminated, Lenders holding 51% of the aggregate unpaid principal amount of the outstanding Obligations.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as amended from time to time.

         "Restricted Subsidiary" means any Subsidiary of Borrower or Parent that owns any asset representing or consisting of an entitlement to production from, or other interest in, reserves of oil, gas or other minerals in place located in the United States, Canada or Australia or is otherwise designated by Parent in writing to the Global Administrative Agent.

         "S&P" means Standard & Poor's and any successor thereto that is a nationally-recognized rating agency in the United States.

         "subsidiary" means, with respect to any Person, any corporation or other similar entity of which more than 50% of the outstanding capital stock (or other equity) having ordinary voting power to elect a majority of the Board of Directors of such corporation or entity (irrespective of whether or not at the time capital stock or any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

         "Subsidiary" means any subsidiary of Borrower or Parent; provided, however, that in all events the following Persons shall not be deemed to be Subsidiaries of the Parent or any of its Subsidiaries: Apache Offshore Investment Partnership, a Delaware general partnership, Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership, Main Pass 151 Pipeline Company, a Texas general partnership, and Apache 681/682 Joint Venture, a Texas joint venture.

         "Substitution Certificate" means a substitution certificate entered into by a Lender and a transferee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Australian Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Australian Administrative Agent.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "364-Day Borrower" means Apache Corporation, a Delaware corporation, and each other Person that becomes a borrower under the 364-Day Credit Agreement.

         "364-Day Credit Agreement" means that certain 364-Day Credit Agreement of even date herewith among the 364-Day Borrower, the 364-Day Lenders, the Global Administrative Agent, Bank of America, N.A., and BNP Paribas, as 364-Day co-syndication agents, and Deutsche Bank AG New York Branch, and Societe Generale, as 364-Day co-documentation agents, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "364-Day Lenders" means the financial institutions listed on the signature pages of the 364-Day Credit Agreement and their respective successors and assigns.

         "364-Day Loan Documents" means the 364-Day Credit Agreement, any notes, any guaranties, any assignment agreements, and the agreement with respect to fees, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

         "Transactions" means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Unrestricted Subsidiary" means any Subsidiary of Borrower that is not a Restricted Subsidiary.

         "U.S. Borrower" means Apache Corporation, a Delaware corporation, and each other Person that becomes a borrower under the U.S. Credit Agreement.

         "U.S. Credit Agreement" means that certain Credit Agreement of even date herewith among the U.S. Borrower, the U.S. Lenders, the Global Administrative Agent, the Global

Syndication Agent, the Global Documentation Agent, Bank of America, N.A. and Wachovia Bank, National Association, as U.S. co-syndication agents, and Citibank, N.A. and Union Bank of California, N.A., as U.S. co-documentation agents, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "U.S. Lenders" means the financial institutions listed on the signature pages of the U.S. Credit Agreement and their respective successors and assigns.

         "U.S. Loan Documents" means the U.S. Credit Agreement, any notes, any assignment agreements, and the agreement with respect to fees, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

         SECTION 1.2 [Intentionally omitted].

         SECTION 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies the Australian Administrative Agent and the Global Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Australian Administrative Agent and the Global Administrative Agent notify Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II.

                                   The Credits

         SECTION 2.1 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in U.S. Dollars to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Credit Exposure exceeding such Lender's Commitment or (b) the Credit Exposures exceeding the total Commitments. Subject to the conditions set forth herein, Borrower may borrow, prepay and reborrow Loans. Apache Energy Limited and any Additional Borrowers shall be jointly and severally liable for all Obligations.

         SECTION 2.2 Loans and Borrowings.

         (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of Loans as Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (including any continuation of existing Loans made in connection therewith); provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. There shall not at any time be more than a total of ten (10) Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.3 Requests for Borrowings. To request a Borrowing, Borrower shall notify the Australian Administrative Agent of such request by telephone not later than 1:00 p.m., New York time, three Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Australian Administrative Agent of a written Borrowing Request in a form approved by the Australian Administrative Agent and signed by Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (iv) an account or accounts in New South Wales, Australia, Australian Capital Territory, Australia or outside of Australia for payment of the Borrowing previously designated to the Australian Administrative Agent by a written notice executed by two Authorized Officers of Apache Energy Limited and, if applicable, two Authorized Officers of any Additional Borrower.

If no Interest Period is specified with respect to any requested Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Australian Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.4 [Intentionally omitted].

         SECTION 2.5 Funding of Borrowings.

         (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York time, to the account of the Australian Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Australian Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account of Borrower maintained in New South Wales, Australia, Australian Capital Territory, Australia or outside of Australia and designated by Borrower from time to time in a written notice to the Australian Administrative Agent executed by two Authorized Officers of Apache Energy Limited and two Authorized Officers of any Additional Borrower.

         (b) Unless the Australian Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Australian Administrative Agent such Lender's share of such Borrowing, the Australian Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, but is under no obligation to, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Australian Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Australian Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Australian Administrative Agent, at
(i) in the case of such Lender, at a rate reasonably determined by the Australian Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Loans made in such Borrowing. If such Lender pays such amount to the Australian Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.6 Extension of Maturity Date and of Commitments.

         (a) Subject to the other provisions of this Agreement and provided that no Event of Default has occurred and is continuing, the total Commitments shall be effective for an initial period from the Global Effective Date to the Original Maturity Date; provided that the Maturity Date, and concomitantly the total Commitments, may be extended for successive one year periods expiring on the date which is one (1) year from the then scheduled Maturity Date. If Parent and Borrower shall request in a Certificate of Extension delivered to the Australian Administrative Agent and the Global Administrative Agent at least 45 days prior to a date which is an anniversary of the Global Effective Date that the Maturity Date be extended for one year from the then scheduled Maturity Date, then the Australian Administrative Agent shall promptly notify each Lender of such request and each Lender shall notify the Australian Administrative Agent, no later than 30 days prior to such anniversary of the Global Effective Date, whether such Lender, in the exercise of its sole discretion, will extend the Maturity Date for such one year period. Any Lender which shall not timely notify the Australian Administrative Agent whether it will extend the Maturity Date shall be deemed to not have agreed to extend the Maturity Date. No Lender shall have any obligation whatsoever to agree to extend the Maturity Date. Any agreement to extend the Maturity Date by any Lender shall be irrevocable, except as provided in Section 2.6(c).

         (b) If all Lenders notify the Australian Administrative Agent pursuant to clause (a) of this Section 2.6 of their agreement to extend the Maturity Date, then the Australian Administrative Agent shall so notify the Global Administrative Agent, each Lender and Borrower, and such extension shall be effective without other or further action by any party hereto for such additional one year period.

         (c) If Lenders constituting at least the Required Lenders approve the extension of the then scheduled Maturity Date (such Lenders agreeing to extend the Maturity Date herein called the "Accepting Lenders") and if one or more Lenders shall notify, or be deemed to notify, the Australian Administrative Agent pursuant to clause (a) of this Section 2.6 that they will not extend the then scheduled Maturity Date (such Lenders herein called the "Declining Lenders"), then (A) the Australian Administrative Agent shall promptly so notify Borrower and the Accepting Lenders, (B) the Accepting Lenders shall, upon Borrower's election to extend the then scheduled Maturity Date in accordance with clause (i) or (ii) below, extend the then scheduled Maturity Date and (C) Borrower shall, pursuant to a notice delivered to the Australian Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth
(10th) day following the date by which each Lender is required, pursuant to
Section 2.6(a), to approve or disapprove the requested extension of the total Commitments, either:

                  (i) elect to extend the Maturity Date and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the date which would have been the Maturity Date except for the operation of this Section. On the date which would have been the Maturity Date except for the operation of this Section, (x) Borrower shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Australian Administrative Agent and (y) Borrower shall pay in full in immediately available funds all Obligations of Borrower owing to the Declining Lenders, including any amounts required pursuant to Section 2.15, and
         (z)
         upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Lender hereunder for all purposes, other than for purposes of Sections 2.14 through 2.17,
         Section 2.19 and Section 10.3, and shall cease to have any obligations or any Commitment hereunder, other than to the Agents pursuant to
         Article IX, and the Australian Administrative Agent shall promptly notify the Accepting Lenders and Borrower of the new Commitments; or

                  (ii) elect to extend the Maturity Date and, prior to or no later than the then scheduled Maturity Date, (A) to replace one or more of the Declining Lenders with another lender or lenders reasonably acceptable to the Australian Administrative Agent (such lenders herein called the "Replacement Lenders") and (B) Borrower shall pay in full in immediately available funds all Obligations of Borrower owing to any Declining Lenders which are not being replaced, as provided in clause
         (i) above; provided that (x) any Replacement Lender shall purchase, and any Declining Lender shall sell, such Declining Lender's rights and obligations hereunder without recourse or expense to, or warranty by, such Declining Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Obligations payable to such Declining Lender plus any accrued but unpaid interest on such Obligations and accrued but unpaid fees or other amounts owing in respect of such Declining Lender's Loans and Commitments hereunder, and
         (y) upon the payment of such amounts referred to in clause(x) and the execution of a Substitution Certificate by such Replacement Lender and such Declining Lender, such Replacement Lender shall each constitute a Lender hereunder and such Declining Lender being so replaced shall no longer constitute a Lender (other than for purposes of Sections 2.14 through 2.17, Section 2.19 and Section 10.3), and shall no longer have any obligations hereunder, other than to the Agents pursuant to Article IX; or

                  (iii) elect to revoke and cancel the extension request in such Certificate of Extension by giving notice of such revocation and cancellation to the Australian Administrative Agent and the Global Administrative Agent (which shall promptly notify the Lenders thereof) no later than the tenth (10th) day following the date by which each Lender is required, pursuant to clause (a) of this Section, to approve or disapprove the requested extension of the Maturity Date, and concomitantly the total Commitments.

         If Borrower fails to timely provide the election notice referred to in this clause (c), Borrower shall be deemed to have revoked and cancelled the extension request in the Certificate of Extension and to have elected not to extend the Maturity Date.

         SECTION 2.7 Interest Elections.

         (a) Each Borrowing shall have an initial Interest Period as specified in the applicable Borrowing Request (or one month if no Interest Period is specified). Thereafter, Borrower may elect to continue such Borrowing and may elect Interest Periods therefor, all as provided in this Section. Borrower may, subject to the requirements of Section 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, Borrower shall notify the Australian Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if Borrower were requesting a Borrowing resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Australian Administrative Agent of a written Interest Election Request signed by Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

                  (iii) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Australian Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If Borrower fails to deliver a timely Interest Election Request with respect to a Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Australian Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as an Event of Default is continuing, unless repaid and provided the Indebtedness has not been accelerated pursuant to Section 8.3, each Borrowing shall be continued as a Borrowing with an Interest Period of one month at the end of the Interest Period applicable thereto.

         SECTION 2.8 Termination and Reduction of Commitments.

         (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Credit Exposures would exceed the total Commitments.

         (c) Borrower shall notify the Australian Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Australian Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Australian Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.9 Repayment of Loans; Evidence of Debt.

         (a) Borrower hereby unconditionally promises to pay to the Australian Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date or, if earlier, the date on which the Commitment of such Lender relating to such Loan is terminated (except for termination of the Commitment of the assigning Lender pursuant to Section 10.4(b)).

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Australian Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Australian Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Australian Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, Borrower shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by the Australian Administrative Agent and the Global Administrative Agent). Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10 Prepayment of Loans.

         (a) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

         (b) Borrower shall notify the Australian Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1:00 p.m., New York time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice, the Australian Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in
Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and compensation for break funding, to the extent required by Section 2.15.

         SECTION 2.11 Fees.

         (a) Borrower agrees to pay to the Australian Administrative Agent for the account of each Lender a facility fee (the "Facility Fee"), which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Global Effective Date to but excluding the earlier to occur of (i) the date on which such Commitment terminates (except for termination of the Commitment of the assigning Lender pursuant to Section 10.4(b)) or (ii) the Maturity Date; provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued Facility Fees shall be payable in arrears on the first day of April, July and October and the second day of January of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) Borrower agrees to pay to the Australian Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the Australian Administrative Agent.

         (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Australian Administrative Agent for distribution, in the case of Facility Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12 Interest.

         (a) [Intentionally omitted].

         (b) The Loans comprising each Borrowing shall bear interest on the daily amount outstanding at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Borrowings with an Interest Period equal to one month as of the date of determination.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) with respect to any Declining Lender, accrued interest shall be paid upon the termination of the Commitment of such Lender.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable LIBO Rate shall be determined by the Australian Administrative Agent, and such determination shall be conclusive absent demonstrable error.

         SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing:

                  (i) the Australian Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

                  (ii) the Australian Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Australian Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Australian Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Loans from such Lender then outstanding shall bear interest at such Lender's cost of funds plus the Applicable Rate for the remainder of the Interest Period applicable to such Loan and (ii) until such time as such situation is no longer the case, any Loan made thereafter shall consist of a Loan which bears interest at such Lender's cost of funds plus the Applicable Margin made by such Lender(s) and Loans made by each other Lender; provided that if the circumstances giving rise to such notice do not affect all Interest Periods, then Borrowings with respect to the unaffected Interest Periods shall be permitted.

         SECTION 2.14 Increased Costs.

         (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (together with the calculation thereof) shall be delivered to Borrower and shall be conclusive absent demonstrable error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to either Section 2.6 or Section 2.18, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive, together with the calculation thereof, pursuant to this Section shall be delivered to Borrower and to the Australian Administrative Agent and shall be conclusive absent demonstrable error. Borrower shall pay to the Australian Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16 Taxes.

         (a) Any and all payments by or on account of any obligation of Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Australian Administrative Agent, the Global Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Borrower shall pay the Australian Administrative Agent, the Global Administrative Agent and each Lender, within 10 days after written demand therefor, the full amount of any Indemnified Taxes or Other Taxes paid by the Australian Administrative Agent, the Global Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties or interest arising through the failure of the Australian Administrative Agent, the Global Administrative Agent or Lender to act as a reasonably prudent agent or lender, respectively), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender, or by either the Australian Administrative Agent or the Global Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Australian Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Australian Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Australian Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.

         (f) The Borrower shall (i) pay any stamp duty arising in connection with any Loan Document and (ii) reimburse any Lender for any goods and services tax that it is liable to pay on a supply made in connection with any Loan Document.

         SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of
Set-offs.

         (a) Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York time, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Australian Administrative Agent, c/o Citibank N.A., 399 Park Avenue, New York, NY USA 10043, for account Citibank N.A., Hong Kong (A/c No. 10990845), for further credit to Citicorp International Limited Attention: Agency Department, Ref: Apache, except that payments pursuant to Sections 2.14, 2.16 and 10.3 shall be made directly to the Persons entitled thereto. The Australian Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Australian Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. If insufficient funds are received due to Borrower's entitlement to withhold amounts on account of Excluded Taxes in relation to a particular Lender, such insufficiency shall not be subject to this Section 2.17(b) but shall be withheld from and shall only affect payments made to such Lender.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

         (d) Unless the Australian Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Australian Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Australian Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, but is under no obligation to, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Australian Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Australian Administrative Agent, at a rate reasonably determined by the Australian Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(d), then the Australian Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Australian Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

         SECTION 2.18 Mitigation Obligations; Replacement of Lenders.

         (a) If any Lender requests compensation under Section 2.14, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to transfer its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or transfer (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or transfer.

         (b) If any Lender requests compensation under Section 2.14, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, upon notice to such Lender and the Australian Administrative Agent and the Global Administrative Agent, require such Lender to transfer and delegate, without recourse or expense to, or warranty by, such Lender (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to a transferee designated by Borrower and which meets the requirements of Section 10.4(b) that shall assume such obligations (which transferee may be another Lender, if a Lender accepts such transfer); provided that (i) Borrower shall have received the prior written consent of the Australian Administrative Agent and the Global Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the transferee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (iii) the transferee and transferor shall have entered into a Substitution Certificate, and (iv) in the case of any such transfer resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such transfer will result in a reduction in such compensation or payments.

         SECTION 2.19 Currency Conversion and Currency Indemnity.

         (a) Payments in Agreed Currency. Borrower shall make payment relative to any Obligation in the currency (the "Agreed Currency") in which the Obligation was effected. If any payment is received on account of any Obligation in any currency (the "Other Currency") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

         (b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event Borrower shall be obligated to pay the Agents and the Lenders any deficiency in accordance with
Section 2.19(c). For the foregoing purposes "rate of exchange" means the rate at which the relevant Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

         (c) Circumstances Giving Rise to Indemnity. If (i) any Lender or any Agent receives any payment or payments on account of the liability of Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then Borrower on demand shall, and Borrower hereby agrees to, indemnify and save the Lenders and the Agents harmless from and against any loss, cost or expense arising out of or in connection with such deficiency.

         (d) Indemnity Separate Obligation. The agreement of indemnity provided for in Section 2.19(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

         SECTION 2.20 Additional Borrowers.

         (a) A Person which is a Restricted Subsidiary which is a resident of, and domiciled in, Australia may become an Additional Borrower with respect hereto, and shall be bound by and entitled to the benefits and obligations of this Agreement as a Borrower hereunder to the same extent as any other Borrower, upon the fulfillment of the following conditions:

                  (i) Resolutions and Officers' Certificates. Such Person shall deliver all the items identified in Section 4.1(a) with respect to such Person.

                  (ii) Certificate. An Authorized Officer of each Borrower shall have delivered to the Global Administrative Agent and the Australian Administrative Agent a certificate stating that such Person is a Restricted Subsidiary of the Parent which is resident of, and domiciled in, Australia.

                  (iii) No Default. No Default or Event of Default shall have occurred and be continuing.

                  (iv) Representations and Warranties. The representations and warranties in Article III hereto are true and correct with respect to such Person, mutatis mutandis, as of the date such Person executes the Additional Borrower Counterpart described in clause (v) below.

                  (v) Additional Borrower Counterpart. Such Person shall execute an Additional Borrower Counterpart to this Agreement, substantially in the form of Exhibit G (the "Additional Borrower Counterpart") or such other agreement in form and substance satisfactory to the Global Administrative Agent and the Australian Administrative Agent.

                  (vi) Opinions of Counsel. The Global Administrative Agent and the Australian Administrative Agent shall have received legal opinions, dated as of the date such Person executes the Additional Borrower Counterpart described above, addressed to the Agents and the Lenders, having substantially the same coverage as those opinions attached hereto as Exhibits A and B and in form and substance acceptable to the Global Administrative Agent and the Australian Administrative Agent, in their reasonable discretion.

                  (vii) Approval. The Global Administrative Agent and the Australian Administrative Agent shall have approved the addition of such Person as an Additional Borrower, such approval not to be unreasonably withheld.

         (b) Upon fulfillment of the conditions in this Section 2.20(a), the Global Administrative Agent will promptly notify each Lender of the date that such Person becomes an Additional Borrower hereunder.

                                  ARTICLE III.

                         Representations and Warranties

         In order to induce the Lenders and the Agents to enter into this Agreement and the Lenders to make Loans hereunder, Borrower represents and warrants unto the Agents and each Lender as set forth in this Article III.

         SECTION 3.1 Organization. Borrower is a corporation, and each of its Subsidiaries is a corporation or other legal entity, in either case duly incorporated or otherwise properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted where the failure to so qualify would have a Material Adverse Effect.

         SECTION 3.2 Authorization and Validity. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document executed or to be executed by it, are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action on behalf of it, and do not
(a) contravene the certificate or articles of incorporation or memorandum or other organizational documents of Borrower; (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting Borrower or any Subsidiary; or (c) result in, or require the creation or imposition of, any Lien, not permitted by Section 7.1, on any of properties of Borrower or any of its Subsidiaries. This Agreement constitutes, and each other Loan Document executed by Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and to general principles of equity.

         SECTION 3.3 Government Approval and Regulation. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Borrower of this Agreement or any other Loan Document. Neither Parent, Borrower nor any of their Subsidiaries is an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.4 Superannuation Scheme. Borrower administers a defined benefit superannuation fund (as described in the Superannuation Industry (Supervision) Act 1993 (the "SIS Act") and Parent, Borrower and their Subsidiaries liabilities under such fund do not in the aggregate exceed $25,000,000.

         SECTION 3.5 Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U. Terms for which meanings are provided in Regulations U are used in this Section with such meanings.

         SECTION 3.6 Taxes. Borrower and each of its Subsidiaries has to the best knowledge of Borrower after due investigation filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.7 Subsidiaries; Restricted Subsidiaries. Schedule 3.7 hereto contains an accurate list of all of the presently existing Subsidiaries, including, without limitation, Restricted Subsidiaries, of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or, the revenue share attributable to the general and limited partnership interests, as the case may be, owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

                                   ARTICLE IV.

                                   Conditions

         SECTION 4.1 Effectiveness. This Agreement shall become effective upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.

         (a) Resolutions and Officers Certificates. The Australian Administrative Agent and the Global Administrative Agent shall have received from Borrower a certificate, dated the Global Effective Date, of the Secretary or Assistant Secretary of Borrower as to (i) resolutions of its governing board, then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it; and
                  (iii) its articles of incorporation and bylaws; upon which certificates each Lender may conclusively rely until it shall have received a further certificate of an authorized officer of Borrower canceling or amending such prior certificate.

         (b) Existing Facilities. The Australian Administrative Agent and the Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of Parent and each Borrower, stating that Parent or its Subsidiaries have repaid in full and terminated the Existing Global Credit Facilities concurrently with the effectiveness of the Combined Credit Agreements.

         (c) Opinions of Counsel. The Global Administrative Agent shall have received opinions, dated the Global Effective Date, addressed to the Australian Administrative Agent and the Global Administrative Agent, the other Agents and all Lenders, from (i) Allens, Arthur Robinson, counsel to Borrower, in substantially the form attached hereto as Exhibit A, and (ii) Chamberlain, Hrdlicka, White, Williams & Martin, U.S. counsel to Borrower, in substantially the form attached hereto as Exhibit B.

         (d) Closing Fees and Expenses. The Australian Administrative Agent shall have received for its own account, or for the account of each Lender and other Agent, as the case may be, all fees, costs and expenses due and payable pursuant hereto.

         (e) Financial Statements. The Australian Administrative Agent and the Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that (i) the audited consolidated financial statements of Parent and its Subsidiaries for fiscal year 2001 and (ii) the report and accompanying financial statements of Parent, Borrower and its Subsidiaries for fiscal year 2001 (collectively, the "2001 Financials") fairly present Parent's and Borrower's consolidated financial condition and results of operations and that prior to the Global Effective Date no material adverse change in the condition or operations of Parent or Borrower and its Subsidiaries, taken as a whole, from that reflected in the 2001 Financials has occurred and is continuing.

         (f) Environmental Warranties. In the ordinary course of its business, each Borrower conducts an ongoing review of the effect of existing Environmental Laws on the business, operations and properties of each Borrower and their Subsidiaries, in the course of which it attempts to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Australian Administrative Agent and the Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of each Borrower, stating that after such review each Borrower has reasonably concluded that existing Environmental Laws are unlikely to have a Material Adverse Effect, or that each Borrower has established adequate reserves in respect of any required clean-up.

         (g) Global Effectiveness Notice. The Australian Administrative Agent and the Global Administrative Agent shall have received the Global Effectiveness Notice.

         (h) Other Combined Credit Agreements. The Australian Administrative Agent shall have received copies of the executed (i) U.S. Credit Agreement and the other U.S. Loan Documents, (ii) Canadian Credit Agreement and the other Canadian Loan Documents and (iii) 364-Day Credit Agreement and the other 364-Day Loan Documents.

         (i) Guaranty. The Australian Administrative Agent and the Global Administrative Agent shall have received an executed Guaranty for Borrower.

         (j) Litigation. The Australian Administrative Agent and the Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of Parent, stating that no litigation, arbitration, governmental proceeding, Tax claim, dispute or administrative or other proceeding shall be pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

         (k) Other Documents. The Australian Administrative Agent and the Global Administrative Agent shall have received such other instruments and documents as any of the Agents or their counsel may have reasonably requested.

The Australian Administrative Agent shall notify Borrower, the other Agents and the Lenders of the Global Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on July 31, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.2 All Loans. The obligation of each Lender to fund any Loan which results in an increase in the aggregate outstanding principal amount of Loans under this Agreement on the occasion of any Borrowing shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

         (a) Compliance with Warranties and No Default. Both before and after giving effect to any Borrowing, the following statements shall be true and correct: (1) the representations and warranties set forth in Article III shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (b) no Default or Event of Default shall have then occurred and be continuing.

         (b) Borrowings. The Australian Administrative Agent shall have received a Borrowing Request for any Borrowing.

                                   ARTICLE V.

                              Affirmative Covenants

         Until the Commitments have expired or been terminated and all Obligations shall have been paid in full and unless the Required Lenders shall otherwise consent in writing, Borrower covenants and agrees with the Lenders that:

         SECTION 5.1 Financial Reporting and Notices. Borrower will furnish, will cause to be furnished or will assist Parent in furnishing, to each Lender, the Australian Administrative Agent and the Global Administrative Agent copies of the following financial statements, reports, notices and information:

         (a) within 90 days after the end of each Fiscal Year of Borrower, a copy of the financial statements for Borrower and its Subsidiaries for such fiscal year, including therein consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal year, all prepared in accordance with GAAP in each case certified by an Authorized Officer of Borrower, such signature deemed to be a certification that such financial statements present fairly in accordance with GAAP the financial position of Borrower and its Subsidiaries;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower commencing with the fiscal quarter ending June 30, 2002, unaudited consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, all prepared in accordance with GAAP certified by an Authorized Officer of Borrower, such signature deemed to be a certification that such financial statements present fairly in accordance with GAAP the financial position of Borrower and its Subsidiaries;

         (c)      together with the financial statements described in (a) and
                  (b) above, a compliance certificate, in substantially the form of Exhibit C or any other form approved by the Australian Administrative Agent and the Global Administrative Agent, executed by an Authorized Officer of Parent, an Authorized Officer of Apache Energy Limited and an Authorized Officer of any Additional Borrower;

         (d) within five (5) days after the occurrence of each Default, a statement of an Authorized Officer of Parent and an Authorized Officer of Borrower setting forth details of such Default and the action which Parent and Borrower have taken and proposes to take with respect thereto;

         (e) promptly after the sending or filing thereof, copies of all material public filings, reports and communications from Parent or Borrower, and all reports and registration statements which Parent or Borrower or any of their Subsidiaries files with the Securities and Exchange Commission, any national securities exchange or any federal securities regulatory body in Australia;

         (f) such other information respecting the financial condition or operations of Borrower or any of its Subsidiaries as any Lender through the Australian Administrative Agent may from time to time reasonably request.

         SECTION 5.2 Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders where noncompliance therewith may reasonably be expected to have a Material Adverse Effect, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.3 Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep valid title to, or valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.1 and except for imperfections and other burdens of title thereto as do not in the aggregate materially detract from the value thereof or for the use thereof in their businesses (taken as a whole).

         SECTION 5.4 Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies (subject to self-insured retentions) insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

         SECTION 5.5 Books and Records. Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Australian Administrative Agent or the Global Administrative Agent and the other Agents and each Lender through the Australian Administrative Agent or the Global Administrative Agent or any of their respective authorized representatives, during normal business hours and at reasonable intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine (and, at the expense of the Australian Administrative Agent, the Global Administrative Agent or such other Agent or Lender or, if a Default or Event of Default has occurred and is continuing, at the expense of Borrower, photocopy extracts from) any of its books or other records.

         SECTION 5.6 Minimum Book Value for Assets of Parent and Its Restricted Subsidiaries. Parent shall maintain an aggregate book value for assets of Parent and its Restricted Subsidiaries (without duplication and excluding the aggregate book value attributable to Parent or any Restricted Subsidiary arising in connection with any Subsidiary which is not a Restricted Subsidiary) as of the end of any fiscal quarter, commencing with the quarter ending March 31, 2002, equal to or greater than the difference of (i) $2,000,000,000 less (ii) the aggregate amount of any non-cash write downs (other than for recurring depletion or depreciation) made by Parent and any Restricted Subsidiary; provided that, if as of the end of any fiscal quarter Parent is not in compliance with this Section, Parent, for a period of 30 days following the delivery of the financial statements for such fiscal quarter, shall be entitled to cure such non-compliance by delivering a notice to the Global Administrative Agent designating certain Unrestricted Subsidiaries as Restricted Subsidiaries for the purposes of this Agreement at which time the Global Administrative Agent shall redetermine compliance with this Section using such newly-designated Restricted Subsidiaries in such redetermination.

         SECTION 5.7 Use of Proceeds. Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans (i) to refinance existing Indebtedness of Borrower and its Subsidiaries or (ii) for Borrower's and its Subsidiaries' general corporate purposes, including any non-hostile acquisitions.

         SECTION 5.8 Borrowing Request. It is a condition precedent to the operation of this Article V that Borrower has submitted a Borrowing Request to the Australian Administrative Agent.

                                   ARTICLE VI.

                               Financial Covenants

         Until the Commitments have expired or been terminated and all Obligations shall have been paid in full and unless the Required Lenders shall otherwise consent in writing, Borrower covenants and agrees with the Lenders that:

         SECTION 6.1 Minimum Tangible Net Worth. Parent will not permit its Consolidated Tangible Net Worth as of the end of any fiscal quarter, commencing with the quarter ending December 31, 2001, to be less than (i) $2,000,000,000 plus (ii) an amount equal to 50% of the sum of Parent's and its Subsidiaries' consolidated net income for each fiscal quarter, beginning with the fiscal quarter ending March 31, 2002, during which such consolidated net income is greater than $0.

         SECTION 6.2 Ratio of Total Debt to Capital. Parent will not permit its ratio (expressed as a percentage) of (i) the consolidated Debt of Parent and its Subsidiaries to (ii) Capital to be greater than 60% at the end of any fiscal quarter beginning with the fiscal quarter ending June 30, 2002.

                                  ARTICLE VII.

                               Negative Covenants

         Until the Commitments have expired or terminated and all Obligations have been paid in full and unless the Required Lenders shall otherwise consent in writing, Borrower covenants and agrees with the Lenders that:

         SECTION 7.1 Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the stock, assets, or indebtedness of Borrower or any of its Subsidiaries to secure Indebtedness of Borrower or any other Person except:

         (i) Liens on any property or assets owned or leased by Borrower or any Subsidiary existing at the time such property or asset was acquired (or at the time such Person became a Subsidiary); provided that in the case of the acquisition of a Subsidiary such Lien only encumbers property or assets immediately prior to, or at the time of, the acquisition by Borrower of such Subsidiary;

         (ii) purchase money Liens so long as such Liens only encumber property or assets acquired with the proceeds of the purchase money indebtedness incurred in connection with such Lien;

         (iii) Liens granted by an Unrestricted Subsidiary on its assets to secure Indebtedness incurred by such Unrestricted Subsidiary;

         (iv) Liens on assets of a Restricted Subsidiary securing Indebtedness of a Restricted Subsidiary owing to Borrower, to Parent or to another Restricted Subsidiary or

                  Liens on assets of an Unrestricted Subsidiary securing Indebtedness of an Unrestricted Subsidiary owing to Borrower, to Parent, to a Restricted Subsidiary or to another Unrestricted Subsidiary;

         (v)      Liens existing on the Global Effective Date set forth on
                  Schedule 7.1;

         (vi)     Liens arising under operating agreements;

         (vii) Liens reserved in oil, gas and/or mineral leases for bonus rental payments and for compliance with the terms of such leases;

         (viii) Liens pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out agreements, division orders, contracts for the sale, delivery, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, forward sales of oil, natural gas and natural gas liquids, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom;

         (ix) Liens on the stock or other ownership interests of or in any Unrestricted Subsidiary;

         (x) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business, that are not yet due and payable or that are being contested as set forth in Section 3.6;

         (xi) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

         (xii) Liens imposed by mandatory provisions of law such as for mechanics', materialmen's, warehousemen's, carriers', or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

         (xiii) Liens in renewal or extension of any of the foregoing permitted Liens, so long as limited to the property or assets encumbered and the amount of Indebtedness secured immediately prior to such renewal or extension; and

         (xiv) in addition to Liens permitted by clauses (i) through (xiii) above, Liens on property or assets of Parent, Borrower and any of their Subsidiaries if the aggregate Indebtedness of all such Persons secured thereby does not exceed $100,000,000.

         SECTION 7.2 Mergers. Borrower will not liquidate or dissolve, amalgamate with, consolidate with, or merge into or with, any other Person, or sell, lease or otherwise transfer all or substantially all of its assets unless
(a) Borrower is the survivor of such amalgamation, merger or consolidation, and
(b) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

         SECTION 7.3 Asset Dispositions. Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to all or substantially all of its assets. Notwithstanding the foregoing, nothing herein shall prohibit any transfer of any assets from any Borrower to any Subsidiary of such Borrower, from any Subsidiary of a Borrower to such Borrower or from a Subsidiary of a Borrower to another Subsidiary of such Borrower.

         SECTION 7.4 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract or group of arrangements or contracts, as the case may be, are conducted on an arms-length basis.

         SECTION 7.5 Restrictive Agreements. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement or any other Loan Document) limiting the ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document. Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement which restricts or prohibits the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to Borrower.

         SECTION 7.6 Guaranties. Parent and Borrower will not, and will not permit any of its Restricted Subsidiaries to, guaranty any Indebtedness not included in the consolidated Debt of Parent and its Subsidiaries in an aggregate outstanding principal amount at any time exceeding $100,000,000.

                                  ARTICLE VIII.

                                Events of Default

         SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default":

         (a) Non-Payment of Obligations. Borrower shall default in the payment or prepayment when due of any principal of any Loan, or Borrower shall default (and such default shall continue unremedied for a period of five (5) Business Days) in the payment when due of any interest, fee or of any other obligation hereunder.

         (b) Breach of Warranty. Any representation or warranty of Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of Borrower to the Global Administrative Agent, the Australian Administrative Agent, any other Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be false or misleading when made in any material respect.

         (c) Non-Performance of Covenants and Obligations. Borrower or Parent shall default in the due performance and observance of any of its obligations under Section 5.6, Section 7.2 or under
                  Article VI.

         (d) Non-Performance of Other Covenants and Obligations. Borrower or Parent shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Borrower by the Global Administrative Agent, the Australian Administrative Agent, or the Required Lenders.

         (e) Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any direct payment obligation of Parent, Borrower or any of its Restricted Subsidiaries in any amount in excess of $25,000,000.

         (f)      [Intentionally omitted].

         (g) Administration, Winding Up, Arrangements and Insolvency. Borrower or any of its Restricted Subsidiaries shall (a) become or under legislation is presumed or taken to be insolvent or generally fail to pay, or admit in writing its inability or unwillingness to generally pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, receiver and manager sequestrator, liquidator, provisional liquidator, administrator or other custodian for Borrower, or any of its Restricted Subsidiaries, or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of an administrator, trustee, receiver, receiver and manager, sequestrator, liquidator, provisional liquidator, administrator or other custodian for Borrower, or any of its Restricted Subsidiaries, or for a substantial part of the property of any thereof, and such administrator, trustee, receiver, receiver and manager sequestrator, liquidator, provisional liquidator, administrator or other custodian shall not be discharged within 60 days, provided that Borrower and each Restricted Subsidiary hereby expressly authorizes the Global Administrative Agent, the Australian Administrative Agent, each other Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, insolvency, reorganization, debt arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up, administration or liquidation proceeding, in respect of Borrower or any of its Restricted Subsidiaries, and, if any such case or proceeding is not commenced by Borrower or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Restricted Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed or an investigation into all or part of the affairs of Borrower under companies legislation, provided that Borrower and each Restricted Subsidiary hereby expressly authorizes the Global Administrative Agent, the Australian Administrative Agent, and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

         (h) Judgments. Any judgment or order for the payment of money in an amount of $25,000,000 or more in excess of valid and collectible insurance in respect thereof or in excess of an indemnity with respect thereto reasonably acceptable to the Required Lenders shall be rendered against Parent, Borrower or any of their Restricted Subsidiaries and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) such judgment shall have become final and non-appealable and shall have remained outstanding for a period of 60 consecutive days.

         (i) Change in Control. Parent fails to own or control, directly or indirectly, all of the voting shares of Borrower.

         (j) Event of Default under other Combined Loan Documents. Any "Event of Default" as defined in the U.S. Loan Documents, the Canadian Loan Documents or the 364-Day Loan Documents shall occur; provided that the occurrence of a "Default" as defined in the U.S. Loan Documents, the Canadian Loan Documents or the 364-Day Loan Documents shall constitute a Default under this Agreement; provided further that if such "Default" is cured or waived under the U.S. Loan Documents, the Canadian Loan Documents or the 364-Day Loan Documents, as applicable, then such "Default" shall no longer constitute a Default under this Agreement.

         (k) Enforcement Against Assets. A receiver, receiver and manager or similar officer is appointed to, Liens are enforced over or distresses, attachments or other executions are levied or enforced over all or any of the assets and undertaking of Borrower in excess of $25,000,000 in the aggregate.

         SECTION 8.2 Action if Administration, Winding Up, Arrangements and Insolvency. If any Event of Default described in Section 8.1(g) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Australian Administrative Agent, upon the direction of the Required Lenders, shall by notice to Borrower declare all of the outstanding principal amount of the Loans and all other obligations hereunder to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other obligations shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate.

                                   ARTICLE IX.

                                     Agents

         Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank as Global Administrative Agent, Bank of America, N.A. as Global Syndication Agent, Citibank, N.A. as Global Documentation Agent, Citisecurities Limited (ABN 51 008 489 610) as Australian Administrative Agent, Bank of America, N.A., Sydney Branch (ARBN 064 874 531) and Deutsche Bank AG, Sydney Branch (ABN 13 064 165
162), as Australian Co-Syndication Agents, and Royal Bank of Canada (ABN 86 076 940 880) and Bank One, NA, Australia Branch (ARBN 065 752 918) as Australian Co-Documentation Agents, and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

         The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

         The Australian Administrative Agent, the Global Administrative Agent and the other Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Australian Administrative Agent, the Global Administrative Agent and the other Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Australian Administrative Agent, the Global Administrative Agent and the other Agents may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

         Subject to the appointment and acceptance of a successor Global Administrative Agent or Australian Administrative Agent as provided in this paragraph, the Global Administrative Agent or the Australian Administrative Agent may resign at any time by notifying the Lenders and Borrower. Upon any such resignation, Borrower shall have the right, in consultation with the Combined Required Lenders, to appoint one of the Lenders as a successor. If no successor shall have been so appointed by Borrower and shall have accepted such appointment within 30 days after the retiring Global Administrative Agent or Australian Administrative Agent gives notice of its resignation, then the retiring Global Administrative Agent or Australian Administrative Agent may, on behalf of the Lenders, appoint a successor Global Administrative Agent or Australian Administrative Agent which shall be a bank with an office in New York, New York, or Sydney, Australia, respectively, or an Affiliate of any such bank. Upon the acceptance of its appointment as Global Administrative Agent or Australian Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent or Australian Administrative Agent, and the retiring Global Administrative Agent or Australian Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Global Administrative Agent or Australian Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Global Administrative Agent's or Australian Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring

Global Administrative Agent or Australian Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Global Administrative Agent or Australian Administrative Agent, respectively.

         Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE X.

                                  Miscellaneous

         SECTION 10.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a)      if to Borrower, to:

                           Apache Corporation
                           2000 Post Oak Boulevard, Suite 100
                           Houston, Texas 77056-4400
                           Attention:       Matthew W. Dundrea
                                            Vice President and Treasurer
                           Telephone:       (713) 296-6640
                           Facsimile:       (713) 296-6458

                  with a copy to:

                           Assistant Treasurer
                           Apache Corporation
                           2000 Post Oak Boulevard, Suite 100
                           Houston, Texas 77056-4400
                           Telephone:       (713) 296-6642
                           Facsimile:       (713) 296-6477

                  and with copy to:

                           Vice President and General Counsel
                           Apache Corporation
                           2000 Post Oak Boulevard, Suite 100
                           Houston, Texas 77056-4400
                           Telephone:       (713) 296-6204
                           Facsimile:       (713) 296-6458

         (b)      if to the Global Administrative Agent, to:

                           JPMorgan Chase Bank
                           Loan & Agency Services Group
                           One Chase Manhattan Plaza
                           8th Floor
                           New York, New York 10081
                           Attention:       Lisa Pucciarelli
                           Telephone:       (212) 552-7446
                           Facsimile:       (212) 552-5777

                  with a copy to:

                           JPMorgan Chase Bank
                           600 Travis, 20 CTH 86
                           Houston, Texas 77002
                           Attention:       Peter Licalzi
                           Telephone:       (713) 216-8870
                           Facsimile:       (713) 216-4117

         (c)      if to the Australian Administrative Agent, to:

                           Citisecurities Limited (ABN 51 008 489 610)
                           Level 25, 2 Park Street
                           Sydney NSW 2000
                           Australia
                           Attention:       Maria Mills/Tim Fancourt
                           E-mail:          maria.mills@citi.com.au
                           E-mail:          tim.fancourt@citi.com.au
                           Telephone No:    61 2 8225 2066/65 (direct lines)
                           Switch No:       61 2 8225 1000
                           Fax No:          61 2 8225 5244

                  with a copy to:

                           Citicorp International Limited
                           10/F., Two Harbourfront
                           22 Tak Fung Street
                           Hunghom, Kowloon
                           HONG KONG
                           Attention:       Dixon Koon/Maggie Tai
                           E-mail:          dixon.koon@citicorp.com
                           E-mail:          maggie.tai@citicorp.com
                           Telephone No:    852 2306 6642/44 (direct lines)
                           Fax No:          852 2621 3183/4

         (d) if to any other Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent, the Australian Administrative Agent and Borrower or as set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.2 Waivers; Amendments.

         (a) No failure or delay by the Global Administrative Agent, the Australian Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Global Administrative Agent, the Australian Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Global Administrative Agent, the Australian Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Any of the Combined Loan Documents or any provision thereof may be waived, amended or modified pursuant to an agreement or agreements in writing entered into by Borrower and the Combined Required Lenders or by Borrower and the Global Administrative Agent and the Australian Administrative Agent with the consent of the Combined Required Lenders; provided that the same waiver, amendment or modification is requested by Parent in connection with each of the Combined Credit Agreements; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of (i) the Lenders described in the first proviso of Section 10.2(c) without the prior written consent of each Lender affected thereby and (ii) the Global Administrative Agent or the Australian Administrative Agent without the prior written consent of the Global Administrative Agent or the Australian Administrative Agent, respectively.

         (c) Except as provided for in Section 10.2(b) above, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and the Global Administrative Agent and the Australian Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender or the Commitments without the written consent of such Lender or each Lender, respectively, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders", "Combined Required Lenders" or any other provision hereof or thereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Global Administrative Agent or the Australian Administrative Agent hereunder or thereunder without the prior written consent of the Global Administrative Agent or the Australian Administrative Agent, respectively.

         SECTION 10.3 Expenses; Indemnity; Damage Waiver.

         (a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or this Agreement.

         (b) Borrower shall indemnify the Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel (or a solicitor and his own client basis) for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the actual or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) arise in connection with any issue in litigation commenced by Borrower or any of its Subsidiaries against any Indemnitee for which a final judgment is entered in favor of Borrower or any of its Subsidiaries against such Indemnitee.

         (c) To the extent that Borrower fails to pay any amount required to be paid by it to the Global Administrative Agent or the Australian Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Global Administrative Agent or the Australian Administrative Agent, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Global Administrative Agent or the Australian Administrative Agent, respectively.

         (d) To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof, except for any such claim arising from such Indemnitee's gross negligence or willful misconduct.

         (e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

         SECTION 10.4 Successors and Transferees.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees permitted hereby, except that Borrower may not transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and transferees permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Global Administrative Agent, the Australian Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may transfer to one or more bank or other entities which are residents in Australia for purposes of the Income Tax Assessment Act 1936
(Cth) ("Substituting Lender") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of a transfer to a Lender or an Affiliate of a Lender, each of Borrower, the Australian Administrative Agent and the Global Administrative Agent must give their prior written consent to such transfer (which consent shall not be unreasonably withheld), (ii) except in the case of a transfer to a Lender or an Affiliate of a Lender or a transfer of the entire remaining amount of the transferring Lender's Commitment, the amount of the Commitment of the transferring Lender subject to each such transfer (determined as of the date the Substitution Certificate with respect to such transfer is delivered to the Australian Administrative Agent and the Global Administrative Agent) shall be in increments of $1,000,000 and not less than $10,000,000 unless each of Borrower, the Australian Administrative Agent and the Global Administrative Agent otherwise consent, (iii) each partial transfer shall be made as a transfer of a proportionate part of all the transferring Lender's rights and obligations under this Agreement, (iv) the parties to each transfer shall execute and deliver to the Australian Administrative Agent and the Global Administrative Agent a Substitution Certificate, together with a processing and recordation fee of $3,500 to the Australian Administrative Agent, and (v) the Substituting Lender, if it shall not be a Lender, shall deliver to the Australian Administrative Agent and the Global Administrative Agent an Administrative Questionnaire; and provided further that any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 8.1 or has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Substitution Certificate the Substituting Lender thereunder shall be a party hereto and, to the extent of the interest transferred by such Substitution Certificate, have the rights and obligations of a Lender under this Agreement, and the transferring Lender thereunder shall, to the extent of the interest transferred by such Substitution Certificate, be released from its obligations under this Agreement (and, in the case of a Substitution Certificate covering all of the transferring Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17, 2.19 and 10.3). Any transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Australian Administrative Agent and the Global Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in Sydney, Australia, and The City of New York, respectively, a copy of each Substitution Certificate delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, the Australian Administrative Agent, the Global Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Substitution Certificate executed by an transferring Lender and a Substituting Lender, the Substituting Lender's completed Administrative Questionnaire (unless the Substituting Lender shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such transfer required by paragraph (b) of this Section, the Australian Administrative Agent and the Global Administrative Agent shall accept such Substitution Certificate and record the information contained therein in the Register and will provide prompt written notice to Borrower of the effectiveness of such Substitution Certificate. No transfer shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of Borrower, the Australian Administrative Agent or the Global Administrative Agent, sell participations to one or more banks or other entities which are resident in Australia for purposes of the Income Tax Assessment Act 1936 (Cth) (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Australian Administrative Agent, the Global Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) if such Participant is not a Lender or an Affiliate of a Lender, such Lender shall have given notice to Borrower of the name of the Participant and the amount of such participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(c) that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14,
2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by transfer pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Any stamp duty payable on or in respect of such a sale which does not occur during the continuation of a Default shall be paid by the Participant.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless Borrower shall expressly agree otherwise in writing. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.16(e) as though it were a Lender.

         SECTION 10.5 Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Australian Administrative Agent, the Global Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17, 2.19 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the

Australian Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Australian Administrative Agent and the Global Administrative Agent and when the Australian Administrative Agent and the Global Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing and the Obligations of Borrower shall have been accelerated, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of each Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

         (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW SOUTH WALES AND OF AUSTRALIA APPLICABLE THEREIN.

         (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW SOUTH WALES, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE STATE OF NEW SOUTH WALES. EACH OF THE PARTIES HERETO AGREES

THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW SOUTH WALES. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 10.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.11 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Borrower or
(h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section by any Person or (B) becomes available to any Agent or any Lender on a non-confidential basis from a source other than Borrower or any Person obligated to maintain the confidentiality of such Information. Prior to disclosing any Information under clause (c) above, the Agent or Lender required or asked to make such disclosure shall make a good faith effort to give Borrower prior notice of such proposed disclosure to permit Borrower to attempt to obtain a protective order or other appropriate injunctive relief. For the purposes of this Section, "Information" means all information received from Borrower relating to Borrower or its business, other than any publicly available information and such information that is available to any Agent or any Lender on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.12 Interest Rate Limitation. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of Borrower to a Lender or any Agent under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender or Agent limiting rates of interest which may be charged or collected by such Lender or Agent. Accordingly, if the transactions contemplated hereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender or Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Loan Document but subject to Section 2.12 hereof) then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows:

                  (i) the provisions of this Section shall govern and control;

                  (ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender or Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender and the Agent herein called the "Highest Lawful Rate"), and any excess shall be cancelled automatically and if theretofore paid shall be credited to Borrower by such Lender or Agent (or, if such consideration shall have been paid in full, such excess refunded to Borrower);

                  (iii) all sums paid, or agreed to be paid, to such Lender or Agent for the use, forbearance and detention of the indebtedness of Borrower to such Lender or Agent hereunder or under any Loan Document shall, to the extent permitted by laws applicable to such Lender or Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                  (iv) if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Loan Document and deemed interest under laws applicable to such Lender or Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender or Agent pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender or Agent pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section), as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section; and

                  (v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Loan Documents) by such Lender or Agent would cause such Lender to charge Borrower a criminal rate of interest, the Lenders and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender or Agent, as applicable, and if received such affected Lender or Agent will return such funds to Borrower so that the rate of interest paid by Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

         SECTION 10.13 Joint and Several Obligations. Each Borrower has determined that it is in its best interest and in pursuance of its legitimate business purposes to induce the Lenders to extend credit to the Borrowers pursuant to this Agreement. Each Borrower acknowledges and represents that the availability of the Commitments to each of the Borrowers benefits each Borrower individually and that the Loans made will be for and inure to the benefit of each of the Borrowers individually and as a group. Accordingly, each Borrower shall be jointly and severally liable (as a principal and not as a surety, guarantor or other accommodation party) for each and every representation, warranty, covenant and obligation to be performed by the Borrowers under this Agreement and the other Loan Documents, and each Borrower acknowledges that in extending the credit provided herein the Agent and the Lenders are relying upon the fact that the Obligations of each Borrower hereunder are the joint and several obligations of a principal. The invalidity, unenforceability or illegality of this Agreement or any other Loan Document as to one Borrower or the release by the Agent or the Lenders of a Borrower hereunder or thereunder shall not affect the Obligations of the other Borrowers under this Agreement or the other Loan Documents, all of which shall otherwise remain valid and legally binding obligations of the other Borrowers.

         SECTION 10.14 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    APACHE ENERGY LIMITED (ACN 009 301 964)


                                    By:
                                       -----------------------------------------
                                    Name:  Matthew W. Dundrea
                                    Title: Vice President and Treasurer





                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    JPMORGAN CHASE BANK, as Global
                                    Administrative Agent


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    BANK OF AMERICA, N.A., as Global Syndication
                                    Agent


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    CITIBANK, N.A., as Global Documentation
                                    Agent


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    CITISECURITIES LIMITED (ABN 51 008 489 610), as Australian Administrative Agent


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                 [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    BANK OF AMERICA, N.A., SYDNEY BRANCH (ARBN
                                    064 874 531), as an Australian
                                    Co-Syndication Agent and as Lender


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    DEUTSCHE BANK AG, SYDNEY BRANCH (ABN 13 064
                                    165 162), as an Australian Co-Syndication
                                    Agent and as Lender


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                 [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    ROYAL BANK OF CANADA (ARBN 076 940 880), as an Australian Co-Documentation Agent and as Lender


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                 [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    BANK ONE, NA, AUSTRALIA BRANCH (ARBN 065 752
                                    918), as an Australian Co-Documentation
                                    Agent and as Lender


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                 [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    CITIBANK, N.A. (ARBN 072 814 058), as Lender


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                 [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]

                                    JPMORGAN CHASE BANK (ARBN 074 112 011), as
                                    Lender


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:




                 [SIGNATURE PAGE TO AUSTRALIAN CREDIT AGREEMENT]